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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 13, 2002
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     1-10702                34-1531521
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 (State or Other Jurisdiction         (Commission             (IRS Employer
       of Incorporation)              File Number)          Identification No.)



     500 Post Road East, Suite 320, Westport, Connecticut              06880
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           (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

         On September 18, 2002, Terex Corporation (the "Company") completed its previously announced acquisition of Genie Holdings, Inc ("Genie"). Genie is a leading global manufacturer of aerial work platforms with 2001 sales of $575 million. Consideration for the acquisition is $75 million, payable $10.1 million in cash and $64.9 million in Terex common stock (approximately 3.2 million shares of Terex common stock) to the former shareholders of Genie, subject to adjustment. In addition, Terex is refinancing approximately $175 million in Genie indebtedness, using the proceeds of its recent incremental term loan borrowing (see Item 5, "Other Events," below).

         The Company acquired Genie pursuant to a merger of a subsidiary of the Company with and into Genie, and Genie and its subsidiaries have become subsidiaries of the Company. Robert Wilkerson, President of Genie and one of the selling shareholders of Genie, will become a member of the Company's senior management team and will serve as President - Terex Aerial Work Platforms. The Terex Aerial Work Platforms business segment includes the operations of Genie and its subsidiaries.

Item 5.  Other Events.

         On September 13, 2002, the Company consummated a $210 million incremental term loan borrowing under the Company's existing secured bank facility. By press release dated September 17, 2002, the Company announced that Credit Suisse First Boston and Salomon Smith Barney Inc. are syndicating this incremental term loan. The incremental term loan will bear interest at the rate of LIBOR plus 250 basis points and mature on December 31, 2009. The net proceeds of the incremental term loan are being used primarily to acquire and to refinance the existing indebtedness of Genie (see Item 2, "Acquisition or Disposition of Assets," above).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  Financial statements of Genie Holdings, Inc. that are required to be filed as part of this Form 8-K shall be filed by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K was required to be filed.

         (b)      Pro Forma Financial Information.

                  Pro forma financial statements with respect to Genie Holdings, Inc. that are required to be filed as part of this Form 8-K shall be filed by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K was required to be filed.

         (c)      Exhibits.

                    1. First Amendment to Agreement and Plan of Merger, dated as of September 18, 2002, by and among Terex Corporation, Magic Acquisition Corp., Genie Holdings, Inc. and Robert Wilkerson, S. Ward Bushnell and F. Roger Brown and certain limited partnerships.



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                    2.   Incremental Term Loan Assumption Agreement, dated as of
                         September  13,  2002,   relating  to  the  Amended  and
                         Restated Credit Agreement dated as of July 3, 2002, among Terex Corporation, certain of its subsidiaries, the lenders party thereto and Credit Suisse First Boston, as administrative agent.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 20, 2002


                                                TEREX CORPORATION


                                                By:  /s/ Eric I Cohen
                                                     Eric I Cohen
                                                     Senior Vice President